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                       [Letterhead of McLeod & Company]

                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-4 of our report dated February 2, 2001 on our audits of the consolidated financial statements of FNB Corporation and subsidiaries as of December 31, 2000 and 1999, and for the years ended December 31, 2000, 1999, and 1998. We also consent to the reference to our firm under the caption "Experts" in this Registration statement on Form S-4.



                                                     /s/ MCLEOD & COMPANY




Roanoke, Virginia
September 20, 2001